EXHIBIT 12.1


SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
THREE MONTHS ENDED MARCH 31, 1999
(Dollars In Thousands)



Funds from operations before fixed charges:
   Income (loss)                                       $8,999
   Interest:
     Expense incurred                                  10,254
     Amortization of deferred financing costs             243
                                                  ------------
     Total                                            $19,496
                                                  ============

Fixed charges:
   Interest expense                                   $10,254
   Interest capitalized                                 1,768
   Rental fixed charges                                    41
   Amortization of deferred financing costs               243
                                                  ------------
     Total                                            $12,306
                                                  ============

Ratio of earnings to fixed charges                      $1.58
                                                  ============